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                                   EXHIBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT
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                          REGISTRATION RIGHTS AGREEMENT



                  THIS REGISTRATION RIGHTS AGREEMENT is made as of the 30th day of August, 1996, by and between McAfee Associates, Inc., a Delaware corporation (the "Company"), and Daniel Freedman, the sole shareholder of FSA Corporation (the "Shareholder").

                                    RECITALS

                  WHEREAS, the Company, FSA Combination Corp., FSA Corporation ("FSA"), and the Shareholder are parties to the Combination Agreement, dated August 16, 1996 (together with all exhibits, schedules, supplements and any amendments thereto, the "Combination Agreement") pursuant to which the Company will acquire an acquisition interest in FSA;

                  WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the Combination Agreement;

                  WHEREAS, the Combination Agreement provides that, as of the Effective Date, each of the shares of FSA held by the Shareholder will be exchanged for exchangeable shares of FSA (the "Exchangeable Shares"), and that the shares of Common Stock of the Company that are issued to the Shareholder in exchange for such Exchangeable Shares be granted registration rights as set forth herein; and

                  WHEREAS, all terms not otherwise defined herein shall have the same meanings ascribed to them in the Combination Agreement;

                  NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

                  1. Registration Rights. The Company covenants and agrees as follows:

                  1.1      Definitions.  For purposes of this Section 1:

                  (a) The term "Act" means the Securities Act of 1933, as amended.

                  (b) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (c) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  (d) The term "Registrable Securities" means the Common Stock of the Company ("Common Stock") issued or issuable to the Shareholder upon exchange of the Exchangeable Shares in accordance with the terms and conditions of the Articles of
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Incorporation of FSA or the Voting and Exchange Trust Agreement, and any Common
Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to such Common Stock.

                  (e) The term "Rule 144" shall mean Rule 144 promulgated under the Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

                  (f) The term "SEC" shall mean the Securities and Exchange Commission.

                  1.2 Request for Registration.

                  (a) Subject to the limitations of subsection 1.2(d) hereof, if the Company shall receive at any time after 120 days following the Closing Date of the Combination, a written request from Shareholder that the Company file a registration statement under the Act, the Company will effect, as soon as practicable after the receipt of such request, the registration under the Act of all Registrable Securities which the Shareholder requests to be registered; provided, however, that the Company shall only be required to register up to 50% of the Registrable Securities pursuant to such request. Notwithstanding the foregoing, the Company shall not be required to cause any such registration statement to be declared effective prior to 180 days following the Closing Date of the Combination. The Company shall not be required to register Registrable Securities pursuant to this subsection 1.2(a) on more than one occasion.

                  (b) Subject to the limitations of subsection 1.2(d) hereof, if the Company shall receive at any time after 300 days following the Closing Date, a written request from Shareholder that the Company file a registration statement under the Act covering the registration of any or all of the Registrable Securities not registered under subsection 1.2(a) above, the Company will effect, as soon as practicable after the receipt of such request, the registration under the Act of all such Registrable Securities; provided, however, that the Company shall not be required to cause any such registration statement to be declared effective prior to 365 days following the Closing Date of the Combination. The Company shall not be required to register Registrable Securities pursuant to this subsection 1.2(b) on more than one occasion.

                  (c) In the event that at any time after one year from the Closing Date the Company takes the position that the holding period of the Exchangeable Shares may not be identified with the holding period of Registrable Securities under Rule 144(d), the Shareholder shall be entitled to request at any time after the completion of the registrations requested under subsections
(a) and (b) above, and the Company shall be obligated to effect as soon as practicable after such request, two additional registrations pursuant to the terms hereof.

                  (d) Notwithstanding the foregoing, if the Company shall furnish to Shareholder a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such registration statement to be filed, and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to

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defer taking action with respect to such filing for a period of not more than
120 days after receipt of the request of the Shareholder; provided, however, that the Company may not utilize this right more than once for each registration requested under subsections 1.2(a) and 1.2(b) above, and provided further that any such deferral shall terminate at such time as officers of the Company may buy or sell shares of Common Stock in accordance with the Company's insider trading policy.

                  (e) Notwithstanding the foregoing, the Company shall not be required to register any Registrable Securities that are, at the effective date of the registration statement, held in escrow, or issuable on exchange of Exchangeable Shares held in escrow, pursuant to the terms of the Combination Agreement.

                  1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Shareholder) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which is not available for the resale of the Registrable Securities, a registration statement on Form S-4 or any successor form, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give the Shareholder written notice of such registration. Upon the written request of the Shareholder given within twenty
(20) days after mailing of such notice by the Company in accordance with Section 2.5, the Company shall cause to be registered under the Act all of the Registrable Securities that the Shareholder has requested to be registered; provided, however, that the Company shall not be obligated pursuant to this
Section 1.3 to (i) include any of the Registrable Securities in any such registration which will be declared effective prior to 180 days after the Closing Date of the Combination or (ii) register more than 50% of the Registrable Securities in any such registration which will be declared effective prior to 365 days after the Closing Date of the Combination. In connection with any registration pursuant to this Section 1.3 which involves the underwritten offering of the Company's securities, the Company shall not be required to include any of the Shareholder's securities under such registration statement unless he agrees to enter into an underwriting agreement in the form agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. Shareholder acknowledges and agrees that at the underwriters' sole discretion the Registrable Securities may be excluded entirely from such offering. In addition, if a registration is to be effected pursuant to a request by another holder of Common Stock of the Company, the Shareholder's right to participate in any such registration shall be subject to the prior consent of such holder which consent may be withheld in the holder's sole discretion.

                  1.4 Obligations of the Company. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

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                  (a) Prepare and file with the SEC as soon as practicable, but in no event later than 30 days after a request for registration has been made under Section 1.2, a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, subject to the provisions below, use its best efforts to, keep such registration statement effective for a period of thirty (30) days or, if earlier, until the distribution contemplated in the registration statement has been completed. If at any time after a registration statement becomes effective, the Company advises Shareholder in writing that due to the existence of material information that has not been disclosed to the public and included in the registration statement it is necessary to amend the registration statement, Shareholder shall suspend any further sale of Registrable Securities pursuant to the Registration Statement until the Company advises Shareholder that the registration statement has been amended. In such event, the Company shall cause the registration statement to be amended as soon as reasonably practicable, provided that the Company shall not be required to amend the registration statement during any time when the Company's officers and directors are prohibited from buying or selling the Company's Common Stock pursuant to the Company's insider trading policy. Notwithstanding the foregoing sentence, the Company shall file any amendment necessary for the Shareholder to recommence his sales under the registration statement concurrently with the commencement of any period in which directors and officers of the Company are allowed to buy or sell Common Stock pursuant to the Company's insider trading policy. In the event the sales of Registrable Securities of the Shareholder are suspended as provided above, the 30-day period during which a registration statement must be kept effective shall be extended for the period during which sales are suspended plus an additional number of trading days equal to the positive number obtained by subtracting (i) the number of days that the registration statement remained effective prior to such suspension from (ii) 30.

                  (b) Subject to subsection 1.4(a), prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Shareholder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as he may reasonably request in order to facilitate the disposition of Registrable Securities owned by him.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Shareholder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

                  (e) The Company will not include any securities in a registration pursuant to this Agreement other than the Registrable Securities.

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                  (f) The Company shall notify the Shareholder if the SEC
advises the Company that the exchange of the Exchangeable Shares for Registrable Securities is required as a condition to the filing of any registration statement under Section 1.2. If such exchange is required, the Company's obligation to register the Registrable Securities under Section 1.2 shall be conditioned upon the exchange occurring prior to the filing of the Registration Statement. If a registration statement must be withdrawn because the SEC takes the position that the exchange must be made before filing, the expenses of such prior filing shall be borne by the Company pursuant to Section 1.6 and such prior filing shall not be deemed to satisfy the Company's obligation to effect a registration under Section 1.2.

                  (g) The Company shall keep the Shareholder advised of the status of any registration statement filed under Section 1.2 and coordinate the effective date of such registration statement with the Shareholder.

                  1.5 Information from Shareholder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this
Section 1 with respect to the Registrable Securities of Shareholder that Shareholder shall furnish to the Company such information regarding himself, the Registrable Securities held by him, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

                  1.6 Expenses of Registration. All expenses of Shareholder, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, that the Company shall not be required to pay any professional fees of Shareholder other than the fees of one counsel to the Shareholder (not to exceed $10,000) and provided, further, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Shareholder (in which case Shareholder shall bear such expenses unless Shareholder agrees that the registration shall be deemed to satisfy the Company's obligations to complete one registration pursuant to Section 1.2 hereof).

                  1.7 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                  (a) The Company will indemnify and hold harmless against any losses, claims, damages, or liabilities (joint or several) to which he may become subject under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, or any rule or regulation promulgated under the Act, or the

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1934 Act; and the Company will pay to Shareholder any legal or other expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.7 (a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished expressly for use in connection with such registration by Shareholder. In addition, the Company shall not be liable for any untrue statement or omission in any prospectus if a supplement or amendment thereto correcting such untrue statement or omission was delivered to Shareholder prior to the pertinent sale or sales by Shareholder.

                  (b) Shareholder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any other Shareholder selling securities in such registration statement and any controlling person of any such Shareholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Shareholder expressly for use in connection with such registration; and Shareholder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.7(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Shareholder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.7(b) exceed the gross proceeds from the offering received by Shareholder.

                  (c) Promptly after receipt by an indemnified party under this
Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party

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within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7.

                  (d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) The obligations of the Company and Shareholder under this
Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                  1.8 No Assignment of Registration Rights; Inclusion of Transferee Shares. The registration rights provided hereunder are not assignable, except to a transferee upon the death of Shareholder, a personal legal representative in the event of incapacity of the Shareholder or otherwise by operation of law. Notwithstanding the foregoing, Shareholder may, at his option, elect to include in any registration requested under Section 1.2 any Common Stock issued or issuable upon the exchange of Exchangeable Shares held by a transferee of his Exchangeable Shares or Common Stock (a "Transferee"), provided that he gives notice to the Company of his election to include the shares at the time of his request under Section 1.2 and, provided further, that the Transferee agrees in writing to be bound by the obligations hereunder to the extent of such Transferee's participation in a registration hereunder. If Registrable Securities are registered for a Transferee, all references to Shareholder in this Agreement shall be deemed to refer to the Transferee to the extent of the Transferee's participation in the registration.

                  1.9 Suspension of Registration Rights. The registration rights provided in this Section 1 shall be suspended if all shares of Registrable Securities held by the Shareholder may be sold pursuant to Rule 144 in any three
(3) month period, and Shareholder shall have received an opinion of the Company's legal counsel, subject only to customary qualifications, to such effect.

                  1.10 Reports Under the Securities Exchange Act.

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                  With a view to making available registration on SEC Form S-3 and the benefits of Rule 144, the Company agrees to:

                  (a) Make and keep current public information available with the meaning of Rule 144(c).

                  (b) File with the SEC in a timely manner all reports and other documents and information required of the Company under the 1934 Act, and take such other actions as may be necessary to assure the availability of Form S-3 for use in connection with the registration rights provided in this Agreement. So long as Shareholder owns Registrable Securities, to furnish to Shareholder forthwith upon request a written statement as to the Company's compliance with the reporting requirements of Rule 144 and the Securities Exchange Act of 1934, a copy of the Company's most recent annual and quarterly reports, and such other reports, documents and other information in the possession of or reasonably obtainable by the Company as the Shareholder may reasonably request in availing himself of Rule 144.

                  (c) So long as Shareholder owns Registrable Securities, to furnish to Shareholder forthwith upon request a written statement as to the Company's compliance with the reporting requirements of Rule 144 and the Securities Exchange Act of 1934, a copy of the Company's most recent annual and quarterly reports, and such other reports, documents and other information in the possession of or reasonably obtainable by the Company as the Shareholder may reasonably request in availing himself of Rule 144.

                  2.  Miscellaneous.

                  2.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  2.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                  2.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  2.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  2.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon facsimile (with confirmed receipt), or personal delivery to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

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                  2.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  2.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Shareholder.

                  2.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  2.9 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

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                  IN WITNESS WHEREOF, the parties have executed this
Registration Rights Agreement as of the date first above written.



                              McAFEE ASSOCIATES, INC.



                              By:.......................................
                                    R. Terry Duryea, Vice President
                                    Professional Services and Corporate
                                    Development



                              Address:

                              2710 Walsh Avenue
                              Santa Clara, California  95051-0963







                              DANIEL FREEDMAN



                              ..........................................



                              Address:

                              1232 17A Street NW
                              Calgary, Alberta
                              Canada  T2N 2E7







                [Signature page to Registration Rights Agreement]